                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
               PREFERREDPLUS 7.30% TRUST CERTIFICATES SERIES BLS-1

                                DISTRIBUTION DATE
                                  JUNE 1, 2005
                             CUSIP NUMBER 740434204


         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.00% BellSouth Telecommunications, Inc. Debentures due 2095 (the "Underlying Securities"):

                             Interest:                            $2,625,000.00
                             Principal:                                    0.00
                             Premium:                                      0.00

         (ii) the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

                             Paid by the Trust:                           $0.00
                             Paid by the Depositor:                   $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                             Interest:                            $2,624,897.50
                             Principal:                                   $0.00
                             Unpaid Interest Accrued:                     $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

                             Principal Amount:                      $75,000,000
                             Interest Rate:                         7.00%
                             Rating:
                                      Moody's Investor Service            A2
                                      Standard & Poor's Rating Service    A

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of such Series at the close of business on such Distribution Date.

                             ($25 Stated Amount)
                             Initial Principal Balance:             $71,915,000
                             Reduction:                                      (0)
                                                                    -----------
                             Principal Balance 06/1/05:             $71,915,000